Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 33-61230, 333-24063, 333-24067, 333-24069, 333-48791, 333-48793, 333-91053, 333-110467) of URS Corporation of our report dated March 13, 2006 relating to the financial statements, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.
San Francisco, California
March 15, 2006

/s/ PricewaterhouseCoopers LLP